                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2002
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                                 WHX CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                         1-2394                 13-3768097
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(State or other jurisdiction          (Commission            (IRS Employer
 of incorporation)                    File Number)           Identification No.)

                 110 East 59th Street, New York, New York 10022
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                     Address of principal executive offices

Registrant's telephone number, including area code: (212) 355-5200
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                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events.
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               On April 30, 2002, WHX Corporation issued a press release,  which is set forth as  Exhibit  99.1 to this  Current  Report and is  incorporated  by reference  herein,  that its 2002 Annual Meeting of Stockholders will be held on
Tuesday, June 18, 2002 in Wilmington, Delaware.

               WHX  also  announced  that it had been  notified  by the New York
Stock  Exchange  ("NYSE")  that its share price had fallen  below the  continued
listing criteria  requiring an average closing price of not less than $1.00 over a consecutive 30 trading-day period. Following notification by the NYSE, WHX has up to six months by which time WHX's share price and average  share price over a consecutive 30 trading-day period may not be less than $1.00. In the event these requirements  are not met by the  end of the  six-month  period,  WHX  would  be subject to NYSE  trading  suspension  and  delisting  and,  in such  event,  WHX believes that an alternative trading venue would be available.  WHX is currently evaluating  alternatives  to bring its average share price back into  compliance with NYSE  requirements,  including a potential reverse stock split which is one of the proposals to be acted upon at the 2002 Annual Meeting of Stockholders.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c) Exhibits

             Exhibit No.  Exhibits
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             99.1         Press Release of WHX Corporation dated April 30, 2002.

                                    SIGNATURE
                                    ---------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WHX CORPORATION

Dated: April 30, 2002                    By: /s/ Robert K. Hynes
                                            ------------------------------------
                                            Name:   Robert K. Hynes
                                            Title:  Vice President - Finance